UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report: April 12, 2018
(Date of earliest event reported)
KB HOME
(Exact name of registrant as specified in its charter)

Delaware	1-9195	95-3666267
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Wilshire Boulevard, Los Angeles, California		90024
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (310) 231-4000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01 Entry into a Material Definitive Agreement.
Item 3.03 below is incorporated herein by reference.
Item 3.03 Material Modification to Rights of Security Holders.
On April 12, 2018, KB Home entered into an Amended and Restated Rights Agreement with Computershare Inc., as Rights Agent, following the approval thereof by KB Home’s stockholders at its 2018 Annual Meeting held on April 12, 2018 (“2018 Annual Meeting”). The Amended and Restated Rights Agreement amends and restates the Rights Agreement, dated as of January 22, 2009 (“Prior Rights Agreement”), by and between KB Home and a predecessor of the Rights Agent, Mellon Investor Services LLC.
As with the Prior Rights Agreement, the Amended and Restated Rights Agreement is intended to help protect KB Home’s net operating losses and other deferred tax assets from an “ownership change” under Section 382 of the Internal Revenue Code. The Amended and Restated Rights Agreement extended the latest possible expiration date of the rights issued pursuant to the Prior Rights Agreement to the close of business on April 30, 2021, and made certain other related changes. Otherwise, the Amended and Restated Rights Agreement’s terms are substantively the same as those of the Prior Rights Agreement.
A copy of the Amended and Restated Rights Agreement has been filed with the Securities and Exchange Commission as Exhibit 4.1 to an Amended Registration Statement on Form 8-A/A dated April 13, 2018. The foregoing description of the Amended and Restated Rights Agreement does not purport to be complete and is qualified in its entirety by reference to its full text, which is incorporated herein by reference.
Item 5.07 Submission of Matters to a Vote of Security Holders.
On April 12, 2018, KB Home held its 2018 Annual Meeting. The final results for each item submitted to a vote of security holders at the 2018 Annual Meeting are provided below. The rounded percentages displayed below for the election of directors are based on the total “For” and “Against” votes cast for each respective director nominee. The rounded percentages displayed below for the other items are based on the total number of shares of KB Home common stock that were present or represented, and entitled to vote on each respective item, at the 2018 Annual Meeting.
1. The vote on the nominees for election to the KB Home board of directors was as follows:

Director	For	%	Against	%	Abstentions	Broker Non-Votes
Dorene C. Dominguez	72,040,036	99.9%	61,934	0.1%	773,880	11,475,946
Timothy W. Finchem	69,498,523	96.4%	2,606,872	3.6%	770,455	11,475,946
Dr. Stuart A. Gabriel	71,874,023	99.7%	228,954	0.3%	772,873	11,475,946
Dr. Thomas W. Gilligan	71,353,763	99.0%	749,638	1.0%	772,449	11,475,946
Kenneth M. Jastrow, II	70,295,468	97.5%	1,790,806	2.5%	789,576	11,475,946
Robert L. Johnson	64,645,386	89.7%	7,428,774	10.3%	801,690	11,475,946
Melissa Lora	70,273,488	97.5%	1,812,701	2.5%	789,661	11,475,946
Jeffrey T. Mezger	71,098,846	98.3%	1,264,396	1.7%	512,608	11,475,946
James C. Weaver	72,031,830	99.9%	70,324	0.1%	773,696	11,475,946
Michael M. Wood	71,350,303	99.0%	752,465	1.0%	773,082	11,475,946
2. The non-binding advisory vote to approve named executive officer compensation was as follows:

For	%	Against	%	Abstentions	%	Broker Non-Votes
66,703,449	91.5%	5,872,757	8.1%	299,644	0.4%	11,475,946

3. The vote to approve the Amended and Restated Rights Agreement was as follows:

For	%	Against	%	Abstentions	%	Broker Non-Votes
69,045,433	94.7%	3,560,133	4.9%	270,284	0.4%	11,475,946

4.	The vote to ratify Ernst & Young LLP’s appointment as KB Home’s independent registered public accounting firm for the fiscal year ending November 30, 2018 was as follows:

For	%	Against	%	Abstentions	%	Broker Non-Votes
83,181,915	98.6%	1,071,416	1.3%	98,465	0.1%	—

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

4.1
Amended and Restated Rights Agreement, dated effective as of April 12, 2018, by and between KB Home and Computershare Inc., as Rights Agent, filed as Exhibit 4.1 to KB Home’s Amended Registration Statement on Form 8-A/A dated April 13, 2018, is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description

4.1
Amended and Restated Rights Agreement, dated effective as of April 12, 2018, by and between KB Home and Computershare Inc., as Rights Agent, filed as Exhibit 4.1 to KB Home’s Amended Registration Statement on Form 8-A/A dated April 13, 2018, is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 13, 2018	KB Home

	By:	/s/ William A. (Tony) Richelieu
William A. (Tony) Richelieu Vice President, Corporate Secretary and Associate General Counsel